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Exhibit 99.1

For Immediate Release	Contact:	Christian Harper Weber Shandwick (212) 445-8135 charper@webershandwick.com

David Rosa TMP Worldwide (212) 351-7067 david.rosa@tmp.com

TMP Worldwide Announces Second Quarter 2002 Results

  Highlights

  •
  Diluted Adjusted Earnings per Share of $0.14 In-Line with Guidance

  •
  Adjusted Quarterly Operating Expenses(1), Excluding Goodwill Amortization, Declined $57 Million or 17.5% from the Second Quarter of 2001

  •
  CEO and CFO to Sign SEC Financial Certification Without Qualification

  •
  Newly Implemented Cost-Cutting Initiatives Expected to Generate Approximately $35 Million in Savings in 2002 and $70 Million in 2003

  •
  406 of TMP's Fortune 500 Clients Utilize Multiple Services; Reaffirms TMP as a Single Source Provider for their Human Capital and Directional Marketing Needs

        New York, August 6, 2002—TMP Worldwide Inc. (NASDAQ: TMPW), the world's leading supplier of human capital solutions, including the pre-eminent Internet career portal Monster®, today announced its results for the second quarter ended June 30, 2002. TMP reported adjusted diluted earnings per share ("EPS")(2) of $0.14, compared to $0.36 for the second quarter of 2001. On a GAAP (Generally Accepted Accounting Principles) basis, TMP reported a net loss of $4.53 per diluted share, compared to net income of $0.17 per diluted share in the second quarter of 2001.

        Items excluded from the GAAP net loss to arrive at adjusted net income and adjusted earnings per share for the second quarter of 2002 are:

  •
  An after-tax, non-cash charge of $428.4 million ($448.4 million pre-tax) for the impairment of goodwill, which was previously disclosed;

  •
  After-tax business reorganization and other special charges of $92.3 million ($114.4 million pre-tax); and

  •
  An after-tax merger and integration benefit of $0.8 million ($1.1 million pre-tax), compared to an after-tax charge of $16.3 million ($21.5 million pre-tax) in the same period last year.

Results for 2001 have been adjusted to exclude the effects of goodwill amortization.

        "We continue to be challenged by the 'jobless recovery' and its impact on our businesses," said Andrew J. McKelvey, Chairman and CEO of TMP Worldwide. "Specifically, in the second quarter, commissions and fees for Monster, Executive Search, and Monstermoving were below our expectations. However, commissions and fees for Advertising & Communications exceeded expectations and eResourcing was in-line with our expectations, primarily as a result of favorable exchange rates. While our near-term growth is largely dependent on an improvement in the job market, our ability to serve as the single source provider for our clients' human capital and directional marketing needs continues to be a key differentiator for TMP. Currently, 406 of the Fortune 500 companies use at least two of

TMP's services and, of those, 274 use three or more services. Going forward, we will continue our focus to sell multiple services to new and existing clients in order to grow our top-line and further enhance our leadership position."

        Jim Treacy, President and COO of TMP Worldwide, added, "During this difficult time, our focus has squarely been on further reducing costs and inefficiencies throughout our global operations. Adjusted quarterly operating expenses are down $57 million or 17.5% on a year-over-year basis, demonstrating TMP's ability to execute on our profitability initiatives by bringing our costs in-line with our revenue expectations. These substantial cost savings will provide TMP with significant leverage when our markets improve."

SEC Certification

        TMP's chief executive officer and chief financial officer have both stated that they intend to sign the financial certification, without qualification, by August 14, 2002, as required by the recent order of the Securities and Exchange Commission covering all public companies having revenues in excess of $1.2 billion for the fiscal year ended December 31, 2001.

Second Quarter Financial Review

        TMP Worldwide will incur pre-tax business reorganization and other special charges of approximately $118.4 million, or $0.85 per diluted share on an after-tax basis for the full year 2002. In the second quarter of 2002, TMP recorded $114.4 million of this charge with the remaining $4.0 million to be incurred through the second half of the year. This charge exceeded the previously given guidance because the continued weakness in the global economy required greater cost reductions than originally anticipated, and one-time special charges were recorded for items not previously anticipated. For the three and six months ended June 30, 2002, the charge is primarily comprised of the following (dollar amounts in millions):

Business Reorganization and Other Special Charges	2Q '02 Charge	Noncash Charges	Cash Payments	Remaining Liability at June 30, 2002
Workforce reduction	$38.5	$(5.1)	(12.4)	$21.0
Consolidation of excess facilities	60.8	(15.5)	(2.6)	42.7
Write-down of investments	9.7	(9.7)	—	—
Professional fees and other	5.4	—	(1.9)	3.5

Total	$114.4	$(30.3)	$(16.9)	$67.2

        The business reorganization and other special charges will permanently reduce future operating expenses, and result in savings from lower salaries, rent and depreciation. Approximately 1,000 positions will be eliminated and 102 facilities exited. As of June 30, 2002, approximately 750 positions had been eliminated and 60 offices had already been exited. In addition, this charge includes write-offs of investments and loans related to businesses that are no longer part of TMP's strategic plan.

        For full year 2002 and 2003, savings are expected to be $35 million, or $0.20 per diluted share, and $70 million, or $0.40 per diluted share, respectively. Of the total charge, approximately $30 million is non-cash. Currently, the cash savings are expected to be approximately $20 million for 2002 and approximately $43 million on an annualized basis. The total charge for 2002 and expected savings by division are as follows (dollar amounts in millions):

Business Reorganization and Other Special Charges	Total Charge	FY 2002 Savings	FY 2003 Savings
Monster	$16.2	$4.0	$10.0
AdComms	19.6	6.0	15.0
eResourcing	35.1	15.0	30.0
Executive Search	13.8	4.0	5.0
Directional Marketing	6.3	1.0	3.0
Monstermoving	6.7	—	1.0
Corporate	20.7	5.0	6.0

Total	$118.4	$35.0	$70.0

        The goodwill write-down was a non-cash charge related to the adoption of SFAS 142. In accordance with GAAP, this charge is reflected as a cumulative effect of a change in accounting principle, net of tax benefits, and has no impact on the Company's operating income or cash flows. The pre-tax charge of $448.4 million ($428.4 million, after-tax) was in-line with previous expectations. The write-downs for the four affected reporting units were as follows (dollar amounts in millions):

Segment	Goodwill Write-down	Percent to Total Segment Goodwill
AdComms	$126	49%
eResourcing	274	63%
Executive Search	19	76%
Monstermoving	29	100%

Total	$448	49%

        Total commissions and fees for TMP Worldwide declined by 24% to $291.0 million for the quarter ended June 30, 2002 from $383.6 million in the second quarter of 2001. On a sequential basis, total commissions and fees were essentially flat with the first quarter of 2002. Total Interactive commissions and fees for TMP were $130.9 million for the second quarter, down 24% from the $172.6 million reported for the prior year period and relatively flat when compared to the first quarter of 2002. The adjusted operating profit margin decreased to 7.7% for the second quarter of 2002, compared to 15.1% for the same period last year. Adjusted net income for the second quarter of 2002 was $15.7 million, compared to $40.9 million for the prior year period, a decline of 61%.

        Quarter versus quarter comparative results for TMP Worldwide are as follows (dollar amounts in thousands, except per share amounts):

Operating Highlights	2Q'02	2Q'01(4)	% Change
Total Commissions & Fees	$290,960	$383,606	-24%
Adjusted Operating Income(1)	$22,289	$57,958	-62%
Adjusted Operating Margin(1)	7.7%	15.1%	-49%
Adjusted EBITDA(1)	$37,612	$73,033	-48%
Adjusted Net Income(2)	$15,747	$40,857	-61%
Adjusted Diluted EPS(3)	$0.14	$0.36	-61%
Diluted Weighted Avg. Shares	113,135	113,717	-1%

        The adjusted operating expenses, operating income, operating margin, EBITDA, net income and diluted EPS amounts discussed herein reflect adjustments made to exclude business reorganization and other special charges, and merger and integration costs and the tax benefits thereon. Merger and integration charges resulted in a pre-tax benefit of $1.1 million for the second quarter of 2002, reflecting the finalization of our integration plans and the reversal of previously accrued costs that were below our expectations, and a pre-tax charge of $21.5 million for the second quarter of 2001. Such costs include transaction and integration costs for mergers completed in the twelve months preceding the end of the respective year-to-date periods. In addition, in computing adjusted net income and diluted EPS, the write-down of goodwill, net of tax is also excluded (please see the Endnotes).

        The following tables include disclosure for quarter versus quarter comparative results for TMP Worldwide's commissions and fees, percentage of interactive commissions and fees, adjusted operating income (loss) and adjusted operating margin by operating division (dollar amounts in thousands):

	For The Three Months Ended June 30, 2002 (a)
Segment Data	Monster	Advertising & Communications	eResourcing	Executive Search	Directional Marketing	Monster- moving	Total
Total Commissions & Fees	$104,687	$45,504	$95,572	$18,377	$23,854	$2,966	$290,960
% Interactive Commissions & Fees	100.0%	18.7%	13.1%	2.1%	6.2%	100.0%	44.9%
Adjusted Operating Income (Loss)(1)	$18,817	$4,373	$(2,396)	$1,202	$1,339	$(1,046)	$22,289
Adjusted Operating Margin(1)	18.0%	9.6%	-2.5%	6.5%	5.6%	-35.3%	7.7%

(a)
The operations of U.S. Motivation, a September 2001 acquisition, were previously included in Advertising & Communications but are now included in Directional Marketing. Commissions and fees and adjusted operating income for this operation for the June 2002 quarter were $3.4 million and $0.6 million, respectively.

	For The Three Months Ended June 30, 2001(b)
Segment Data	Monster	Advertising & Communications	eResourcing	Executive Search	Directional Marketing	Monster- moving	Total
Total Commissions & Fees	$142,189	$49,234	$129,678	$32,526	$26,358	$3,621	$383,606
% Interactive Commissions & Fees	100.0%	12.7%	14.3%	0.0%	7.2%	100.0%	45.0%
Adjusted Operating Income (Loss)(1)	$36,405	$2,951	$13,737	$2,515	$5,604	$(3,254)	$57,958
Adjusted Operating Margin(1)	25.6%	6.0%	10.6%	7.7%	21.3%	-89.9%	15.1%

(b)
Adjusted to exclude the amortization of goodwill.

	For The Three Months Ended June 30, 2002 compared with 2001
Comparative Segment Data	Monster	Advertising & Communications	eResourcing	Executive Search	Directional Marketing	Monster- moving	Total
Total Commissions & Fees	$(37,502)	$(3,730)	$(34,106)	$(14,149)	$(2,504)	$(655)	$(92,646)
Adj. Operating Income (Loss)(1)	$(17,588)	$1,422	$(16,133)	$(1,313)	$(4,265)	$2,208	$(35,669)
% Change:
• Commissions & Fees	-26.4%	-7.6%	-26.3%	43.5%	-9.5%	-18.1%	-24.2%
• Adj. Operating Income (Loss)	-48.3%	48.2%	-117.4%	-52.2%	-76.1%	67.9%	-61.5%

        Mr. McKelvey added, "We continue to explore initiatives to expand Monster's reach in the online recruitment solutions market. For example, 'Operation Lead Generation,' a new program we introduced last quarter, is enabling TMP to build on its local market strength to further penetrate small- and mid-sized companies, where the greatest amount of hiring activity is occurring. By incentivizing employees at every level of our organization to generate new leads, we have a significant opportunity to grow our market share, since the small- to mid-sized niche remains largely untapped online. While this initiative is in the early stages, preliminary findings indicate that we are gaining traction, and we are optimistic about our future prospects."

Balance Sheet Remains Strong

        As of June 30, 2002, TMP Worldwide had $213.3 million in cash and cash equivalents, a decrease of 23.2% compared to $277.8 million as of March 31, 2002. The decrease in cash is primarily a result of payments on long-term debt, capital expenditures and the business reorganization charge. Net cash as of June 2002 was $182.9 million compared with $208.4 million as of March 31, 2002, a decrease of 12.2%.

        Cash used by operations in the second quarter of 2002 was $13.6 million, which includes cash payments of $16.9 million for business reorganization and other special charges. Capital expenditures were $13.1 million and cash payments for intangible assets, which relate primarily to integration of businesses accounted for as purchases, and our purchase of the Jobs.com URL, were $5.3 million. Net debt repayments were $39.0 million, reflecting a substantial reduction in acquisition notes payable. As a result, debt declined to $30.4 million at June 30, 2002 from $69.3 million at March 31, 2002. These payments were slightly offset by $2.0 million received from the exercise of employee stock options.

        Days Sales Outstanding ("DSO") was 66 at June 30, 2002, as compared to 64 days at March 31, 2002. Working capital management remains a high priority for TMP. Deferred Interactive revenue as of June 30, 2002 was $109.7 million, down $4.1 million or 3.6%, from $113.8 million for the first quarter of 2002.

Six Month Results

        TMP reported total commissions and fees of $581.8 million for the six months ended June 30, 2002, compared to $760.8 million for the prior year period. Total Interactive commissions and fees were $261.8 million, down 21.5% from $333.3 million in the first six months of 2001.

        Including the charge related to the write-down of goodwill, the business reorganization and other special charges, and merger and integration charges, TMP reported a net loss of $4.47 per diluted share for the six months ended June 30, 2002, compared to net income of $0.31 per share in the first half of 2001 after adjusting for goodwill amortization. On an after-tax basis, merger and integration charges were $8.6 million and $30.8 million in the first half of 2002 and 2001, respectively, and the business reorganization and other special charges were $92.3 million for the first half of 2002. Excluding these three charges, the adjusted diluted earnings per share for the June 2002 period were $0.28, down 52% from $0.58 for the prior year period, as further adjusted to exclude the after-tax effect of the amortization of goodwill.

        Six month comparative results for TMP Worldwide are as follows (dollar amounts in thousands, except per share amounts):

Operating Highlights	1H'02	1H'01 (4)	% Change
Total Commissions & Fees	$581,776	$760,801	-24%
Adjusted Operating Income (1)	$47,171	$94,661	-50%
Adjusted Operating Margin (1)	8.1%	12.4%	-35%
Adjusted EBITDA (1)	$76,325	$119,168	-36%
Adjusted Net Income (2)	$31,391	$65,651	-52%
Adjusted Diluted EPS (3)	$0.28	$0.58	-52%
Diluted Weighted Avg. Shares	113,840	113,224	1%

Outlook

Third Quarter Guidance

        Due to the continued softness in corporate spending and its impact on demand for human capital services, TMP Worldwide is revising its previously announced expectations for the full year 2002. The expectations for the year 2002, discussed below, exclude merger and integration costs, the business reorganization and other special charges, and the charge related to impairment of goodwill (in millions, except per share amounts):

        For the third quarter ending September 30, 2002, TMP expects the following (dollar amounts in millions, except per share amounts):

	3Q '02*	3Q '01(4)	% Change
Commissions & Fees	$296.5	$361.2	-18%
Adjusted Operating Income(1)	$24.7	$67.2	-63%
Adjusted EBITDA(1)	$38.8	$81.0	-52%
Adjusted Diluted EPS(3)	$0.14	$0.40	-65%

  *Expectations

        For the third quarter of 2002, TMP Worldwide anticipates segment performance after overhead allocation as follows (dollar amounts in millions, except per share amounts):

	Commissions & Fees	Operating Margin
Monster	$105.2	13%
Monstermoving	4.6	-22%
Advertising & Communications	42.3	13%
eResourcing	97.1	3%
Executive Search	17.1	-1%
Directional Marketing	30.2	16%
Total	$296.5	8%

Full Year 2002 Guidance

	FY 2002*	FY 2001(4)	% Change
Commissions & Fees	$1,170.5	$1,448.1	(19.2%)
Marketing & Promotion	$145.0	$196.1	(26.1%)
Adjusted Operating Income(1)	$97.1	$233.5	(58.4%)
Adjusted EBITDA(1)	$154.5	$262.5	(41.1%)
Adjusted Diluted EPS(3)	$0.56	$1.27	(55.9%)

  *Expectations

        For the full year, TMP Worldwide anticipates segment performance after overhead allocation as follows (dollar amounts in millions):

	Commissions & Fees	Operating Margin
Monster	$423.7	18%
Monstermoving	15.7	-16%
Advertising & Communications	171.6	9%
eResourcing	382.8	-1%
Executive Search	72.1	-3%
Directional Marketing	104.6	16%
Total	$1,170.5	8%

Full Year 2003 Outlook

        Given the limited visibility in its markets and in the overall economy, TMP does not believe that it is prudent at the current time to provide guidance for 2003. However, the following chart outlines possible results based on various revenue scenarios and the company's reduced cost base. Continuing to invest in the Monster brand, total marketing and promotion is anticipated to be between $145 million and $185 million. TMP does not anticipate any merger and integration charges for the full year 2003.

Revenue (in Millions)	Diluted EPS
$1,170	$0.75
$1,230	$0.88
$1,285	$1.05

        Michael Sileck, Chief Financial Officer at TMP Worldwide, commented, "Based on what we see today, it is clear that the slowdown in our markets will be more prolonged than we originally expected. However, we have made substantial headway in rightsizing our business to reflect the current environment without sacrificing our ability to accommodate future growth. The depth of our cost- cutting initiatives has provided a significant amount of leverage to our business model. For example, if commissions and fees were to increase by 5% in 2003, this would yield a 57% increase in our earnings per share."

About TMP Worldwide

        Founded in 1967, TMP Worldwide Inc., with over 8,500 employees in 33 countries, is the online recruitment leader, the world's largest Recruitment Advertising agency network, and one of the world's largest Executive Search & Executive Selection agencies. TMP Worldwide, headquartered in New York, is also the world's largest Yellow Pages advertising agency and a provider of direct marketing services. The Company's clients include more than 90 of the Fortune 100 and more than 490 of the Fortune 500 companies. In June 2001, TMP Worldwide was added to the S&P 500 Index. More information about TMP Worldwide is available at www.tmp.com.

        Monster, headquartered in Maynard, Mass., is the leading global careers website, recording over 41.1 million unique visits during the month of June 2002 according to independent research conducted by I/PRO. Monster connects the most progressive companies with the most qualified career-minded individuals, offering innovative technology and superior services that give them more control over the recruiting process. The Monster global network consists of local content and language sites in the United States, United Kingdom, Australia, Canada, the Netherlands, Belgium, New Zealand, Singapore, Hong Kong, France, Germany, Ireland, Spain, Luxembourg, India, Italy, Sweden, Norway, Denmark, Switzerland, Finland and Scotland. Monster is the official online career management services sponsor of the 2002 Olympic Games and the 2002 and 2004 U.S. Olympic Teams. More information about Monster is available at www.monster.com or by calling 1-800-MONSTER.

        Condensed consolidated statements of operations for the three and six months ending June 30, 2002 and 2001 and condensed consolidated balance sheets for June 30, 2002, March 31, 2002 and December 31, 2001 for TMP Worldwide Inc. and subsidiaries follow. For an investment kit, please contact David Rosa at (212) 351-7067 or visit www.tmp.com.

        Second quarter 2002 results will be discussed on TMP Worldwide's quarterly conference call taking place on August 7, 2002. To join the conference call, please dial in on 1-800-633-8413 at 8:20 AM EST. For those outside the United States, please call in on 1-212-346-7461. The call will begin promptly at 8:30 AM E.S.T. Individuals can also access TMP Worldwide's quarterly conference call through Yahoo! Finance at www.yahoo.com and the investor information section of the Company's website at www.tmp.com. Interactive Metrics for TMP Worldwide and Monster are available at www.monster.com or www.tmp.com.

Endnotes

1
Operating expenses, operating income, operating margin and EBITDA have been adjusted to exclude the effects of merger and integration costs, business reorganization and other special charges, and for 2001, goodwill amortization. For the three months ended June 30, 2002 and 2001, merger and integration costs (benefits) were $(1.1) million and $21.5 million, respectively. Business reorganization and other special charges was $114.4 for the three and six months ended June 30, 2002. Goodwill amortization for the June 2001 quarter was $5.5 million. For the six months ended June 30, 2002 and 2001, merger and integration costs were $11.7 million and $41.7 million, respectively. Business reorganization and other special charges was $114.4 for the six months ended June 30, 2002. Goodwill amortization was $10.8 for the six months ended June 30, 2001.

2
Net income and diluted earnings per share have been adjusted to exclude the after-tax effects of the cumulative effect of the change in accounting principle, merger and integration costs and business reorganization and other special charges. 2001 amounts also exclude the amortization of goodwill. The after-tax cumulative effect of the change in accounting principle was $428.4 million for the three months ended June 30, 2002. The after-tax merger and integration costs (benefits) were $(0.8) million and $16.3 million for the three months ended June 30, 2002 and 2001, respectively. The after-tax business reorganization and other special charges was $92.3 million for the three months ended June 30, 2002. The after-tax amount of goodwill amortization for the June 2001 quarter was $4.8 million.

3
Available to common and Class B shareholders after excluding the cumulative effect of change in accounting principle, merger and integration costs and business reorganization and other special charges, and, for 2001, goodwill amortization, net of the tax benefits thereon.

4
Prior period results are adjusted to exclude the effects of merger and integration costs, and goodwill amortization.

Special Note: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

TMP WORLDWIDE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Gross billings:
Interactive	$278,201	$372,388
Advertising & Communications	296,960	417,300
eResourcing	169,044	233,913
Executive Search	35,754	64,007
Directional Marketing	308,569	275,347

Total gross billings	$1,088,528	$1,362,955

Commissions & fees:
Interactive	$261,778	$333,267
Advertising & Communications	71,137	92,518
eResourcing	163,365	224,602
Executive Search	35,753	64,006
Directional Marketing	49,743	46,408

Total commissions & fees:	581,776	760,801

Operating expenses:
Salaries & related	325,483	394,325
Office & general	142,695	159,799
Marketing & promotion	64,736	110,694
Merger & integration	11,650	41,726
Business reorganization and other special charges	114,420	—
Amortization of intangibles	1,691	12,105

Total operating expenses	660,675	718,649

Operating income (loss)	(78,899)	42,152

Other income (expense):
Interest income, net	81	9,375
Other, net	(654)	(600)

Total other income (expense), net	(573)	8,775

Income (loss) before income taxes and minority interests	(79,472)	50,927
Provision (benefit) for income taxes	(8,994)	25,966

Income (loss) before minority interests	(70,478)	24,961
Minority interests	(1,053)	(560)

Income (loss) before cumulative effect of change in accounting principle	(69,425)	25,521
Cumulative effect of change in accounting principle, net of tax	(428,374)	—

Net income (loss) applicable to common and Class B common stockholders	$(497,799)	$25,521

Adjusted net income (loss):
Net income (loss)	$(497,799)	$25,521
Goodwill amortization, net of tax	—	9,285

Net income (loss) adjusted for goodwill amortization	$(497,799)	$34,806
Merger & integration	11,650	41,726
Business reorganization and other special charges	114,420	—
Cumulative effect of change in accounting principle, net of tax	428,374	—
Tax benefit on merger and integration costs	(3,091)	(10,881)
Tax benefit on business reorganization and other special charges	(22,163)	—

Adjusted net income	$31,391	$65,651

Basic earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.62)	$0.24
Cumulative effect of change in accounting principle, net of tax	(3.85)	—

Net income (loss) applicable to common and Class B common stockholders	$(4.47)	$0.24

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.62)	$0.23
Cumulative effect of change in accounting principle, net of tax	(3.85)	—

Net income (loss) applicable to common and Class B common stockholders	$(4.47)	$0.23

Adjusted Diluted earnings per share:
Net income (loss)	$(4.47)	$0.23
Goodwill amortization, net of tax	—	0.08

Diluted income (loss) per share adjusted for goodwill amortization	(4.47)	0.31
Merger & integration	0.10	0.37
Business reorganization and other special charges	1.03	—
Cumulative effect of change in accounting principle, net of tax	3.85	—
Tax benefit on merger and integration costs	(0.03)	(0.10)
Tax benefit on business reorganization and other special charges	(0.20)	—

Adjusted diluted earnings per share	$0.28	$0.58

Weighted average shares outstanding:
Basic	111,290	108,573

Diluted	113,840	113,224

Adjusted E B I T D A **	$76,325	$119,168

**
Earnings before interest, income taxes, depreciation and amortization, are adjusted to exclude the effects of merger and integration costs, business reorganization and other special charges, and the cumulative effect of change in accounting principle. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

TMP WORLDWIDE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended June 30,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Gross billings:
Interactive	$139,457	$189,658
Advertising & Communications	146,835	185,976
eResourcing	85,388	117,086
Executive Search	17,992	32,518
Directional Marketing	141,837	145,621

Total gross billings	$531,509	$670,859

Commissions & fees:
Interactive	$130,597	$172,552
Advertising & Communications	36,988	42,971
eResourcing	83,016	111,116
Executive Search	17,992	32,517
Directional Marketing	22,367	24,450

Total commissions & fees:	290,960	383,606

Operating expenses:
Salaries & related	161,499	195,802
Office & general	71,990	73,154
Marketing & promotion	34,406	56,017
Merger & integration	(1,063)	21,533
Business reorganization and other special charges	114,420	—
Amortization of intangibles	776	6,217

Total operating expenses	382,028	352,723

Operating income (loss)	(91,068)	30,883

Other income (expense):
Interest income (expense), net	(217)	4,329
Other, net	217	1,490

Total other income (expense), net	—	5,819

Income (loss) before income taxes and minority interests	(91,068)	36,702
Provision (benefit) for income taxes	(14,354)	17,254

Income (loss) before minority interests	(76,714)	19,448
Minority interests	(985)	(379)

Income (loss) before cumulative effect of change in accounting principle	(75,729)	19,827
Cumulative effect of change in accounting principle, net of tax	(428,374)	—

Net income (loss) applicable to common and Class B common stockholders	$(504,103)	$19,827

Adjusted net income (loss):
Net income (loss)	$(504,103)	$19,827
Goodwill amortization, net of tax	—	4,772

Net income (loss) adjusted for goodwill amortization	$(504,103)	$24,599
Merger & integration	(1,063)	21,533
Business reorganization and other special charges	114,420	—
Cumulative effect of change in accounting principle, net of tax	428,374	—
Tax (benefit) expense on merger and integration costs	282	(5,275)
Tax benefit on business reorganization and other special charges	(22,163)	—

Adjusted net income	$15,747	$40,857

Basic earnings per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.68)	$0.18
Cumulative effect of change in accounting principle, net of tax	(3.85)	—

Net income applicable to common and Class B common stockholders	$(4.53)	$0.18

Diluted earnings per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.68)	$0.17
Cumulative effect of change in accounting principle, net of tax	(3.85)	—

Net income applicable to common and Class B common stockholders	$(4.53)	$0.17

Adjusted Diluted earnings per share:
Net income (loss)	$(4.53)	$0.17
Goodwill amortization, net of tax	—	0.05

Diluted income (loss) per share adjusted for goodwill amortization	(4.53)	0.22
Merger & integration	(0.01)	0.19
Business reorganization and other special charges	1.03	—
Cumulative effect of change in accounting principle, net of tax	3.85	—
Tax benefit on merger and integration costs	—	(0.05)
Tax benefit on business reorganization and other special charges	(0.20)	—

Adjusted diluted earnings per share	$0.14	$0.36

Weighted average shares outstanding:
Basic	111,399	109,024

Diluted	113,135	113,717

Adjusted E B I T D A **	$37,612	$73,033

**
Earnings before interest, income taxes, depreciation and amortization, are adjusted to exclude the effects of merger and integration costs, business reorganization and other special charges, and the cumulative effect of change in accounting principle. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

TMP WORLDWIDE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)
(unaudited)

	June 30, 2002	March 31, 2002	Dec. 31, 2002
Assets:
Cash and cash equivalents	$213,340	$277,772	$340,581
Accounts receivable, net	496,385	498,180	507,373
Property and equipment, net	166,833	185,166	192,695
Intangibles, net	554,031	941,952	939,847
Other assets	227,490	207,191	225,866

Total Assets	$1,658,079	$2,110,261	$2,206,362

Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses	$566,739	$597,884	$647,229
Accrued integration and restructuring	35,922	43,994	44,121
Accrued business reorganization costs	67,271	—	—
Deferred commissions and fees	139,081	135,416	139,100
Other liabilities	19,512	14,554	70,686
Debt	30,378	69,329	75,964

Total Liabilities	858,903	861,177	977,100
Stockholders' Equity	799,176	1,249,084	1,229,262

Total Liabilities and Stockholders' Equity	$1,658,079	$2,110,261	$2,206,362

QuickLinks

TMP Worldwide Announces Second Quarter 2002 Results
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Six Months Ended June 30, (in thousands, except per share amounts) (unaudited)
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended June 30, (in thousands, except per share amounts) (unaudited)
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)